EXHIBIT 99.1

Media Contact:	Investor Contact:
Clark Finley 203-578-2429	Terry Mangan 203-578-2318
cfinley@westerbank.com	tmangan@websterbank.com

WEBSTER REPORTS SIX PERCENT INCREASE
IN PER SHARE NET INCOME FOR THE THIRD QUARTER

WATERBURY, Conn., October 15, 2003—Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, today announced that net income per diluted share was $.89 for the third quarter of 2003, compared to $.84 in the year-ago period, an increase of six percent. Net income for the quarter totaled $41.3 million, compared to $40.4 million in the year-ago period.

For the first nine months of 2003, net income was $2.63 per diluted share, compared to $2.31 in the year-ago period. Net income was $121.9 million, compared to $113.3 million in the year-ago period. Excluding the cumulative effect of a change in accounting method in the 2002 first quarter, net income for the first nine months of 2002 was $120.6 million or $2.46 per diluted share.

“In a quarter marked by historic milestones for Webster, we are pleased to report significant progress advanced on Webster’s strategic plan, including double-digit growth in core loans and deposits, improved asset quality and a breakout acquisition opportunity,” stated Webster chairman and chief executive officer, James C. Smith. “Webster is fast fulfilling its promise as a leading regional financial services provider.”

In a major step toward regional expansion, Webster announced last week a definitive agreement to acquire FIRSTFED AMERICA BANCORP, INC., headquartered in Swansea, Massachusetts, the holding company for First Federal Savings Bank of America. “This partnership creates new opportunities for growth across southern New England, as we expand our footprint from lower Fairfield County through Connecticut and Rhode Island to southeastern Massachusetts,” stated Smith.

After sixty-eight years as a thrift institution, Webster applied in September to the Office of the Comptroller of the Currency for a national commercial bank charter.

Revenues and Expenses

Net interest income was $98.2 million in the third quarter of 2003, compared to $102.6 million in the year-ago period and $100.6 million in the second quarter. The decline resulted from continued lower interest rates during the quarter and the acceleration of prepayments on fixed rate loans and investments, with reinvestments into lower yielding assets. Also impacting the quarter was the implementation on July 1, 2003 of Statement of Financial Accounting Standards (SFAS) No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity,” which required the reclassification of $2.8 million of capital trust securities expense from noninterest expense to interest expense. Excluding the effect of SFAS No. 150, net interest income would have grown slightly, compared to the second quarter, as a result of the growth in the loan portfolio.

Webster’s net interest margin (annualized net interest income as a percentage of average earning assets) for the quarter was 2.91 percent, compared to 3.52 percent in the year-ago period and 3.10 percent in the second quarter. The implementation of SFAS No. 150 accounted for eight basis points of the decline in the net interest margin during the quarter. Webster’s margin is positioned to benefit from an improving economy and the higher interest rates that likely would result.

In the third quarter of 2003, total noninterest income, including securities gains, increased by 40 percent to $64.5 million, up from $46.1 million in the year-ago period. Securities gains totaled $4.6 million in the third quarter, compared to $4.9 million in the year-ago period. Excluding securities gains, total fee revenue grew by 46 percent to $60.0 million from $41.2 million in the year-ago period. Deposit service fees were up 13 percent year over year, due primarily to growth in accounts. Insurance revenues were up 56 percent due primarily to the Mathog & Moniello acquisition in the first quarter of 2003. Loan and loan servicing fees increased 78 percent to $7.8 million, due primarily to higher prepayment penalties, line usage fees and the year-ago writedown of mortgage servicing rights. Net gains on sales of loans and loan servicing totaled $9.8 million, compared to $1.8 million a year ago, with $5.6 million of the gains due to continued strength in mortgage origination volumes owing to record low interest rates. The remaining balance of $4.2 million were gains from the sale of telecommunications loans, which in December 2002 were charged down to their realizable value and transferred to loans held for sale.

Total noninterest expenses for the 2003 third quarter were $90.9 million, up from $84.1 million one year ago and a decrease from $93.2 million in the second quarter of 2003. Excluding the implementation of SFAS No. 150 and reclassification of $2.8 million of capital trust securities expense to interest expense, Webster’s total noninterest expenses would have been $93.7 million in the third quarter, relatively unchanged from the second quarter. Webster expects that core expenses will remain flat in the 2003 fourth quarter.

Balance Sheet Growth

At September 30, 2003, total assets were $14.6 billion, up 10 percent from $13.3 billion one year ago. Total loans of $9.1 billion at September 30, 2003 increased 14 percent from $8.0 billion from a year ago. Deposits totaled $8.1 billion at September 30, 2003 and grew by approximately $800 million, or 11 percent, compared to a year ago.

“Webster’s strategic plan has continued to drive loan and deposit growth over the past year,” stated Webster president and chief operating officer, William T. Bromage. “In this challenging economic climate, we have delivered on our promise to increase loans and deposits faster than the market while maintaining our disciplined approach to credit quality.”

At the end of the third quarter, commercial loans, including commercial real estate, were $3.2 billion, up 11 percent from $2.9 billion a year ago. Consumer loans increased 36 percent to $2.1 billion, compared to $1.6 billion one year ago, with growth over the past year led by Webster’s home equity product offering. Commercial and consumer loans comprised 59 percent of total loans at September 30, 2003, compared to 56 percent a year ago.

Webster’s mortgage banking business generated $1.3 billion in mortgage originations in the third quarter, compared to $0.8 billion a year ago. For the first nine months of 2003, mortgage originations totaled $3.4 billion, an increase of 97 percent over the same period in 2002. Webster now has regional mortgage offices in Atlanta, Chicago, Phoenix and Seattle, in addition to its mortgage headquarters in Cheshire, CT.

Total deposits were $8.1 billion at September 30, 2003, an increase of 11 percent from $7.4 billion a year ago. Core deposits at September 30, 2003 represented 67 percent of total deposits, up from 63 percent a year ago. Webster’s growth in deposits was driven in part by its High Performance Checking product initiated in August 2002 and the continuing success of its de novo branches in Fairfield County, Connecticut.

Book value per common share of $24.22 at September 30, 2003 increased from $22.43 one year ago. Tangible book value per share of $17.73 at September 30, 2003 increased from $16.52 one year ago.

Asset Quality

Nonperforming assets totaled $46.1 million or 0.32 percent of total assets at September 30, 2003, compared to $72.2 million or 0.54 percent a year ago and $57.0 million or 0.39 percent at June 30, 2003. Classified loans decreased 35 percent to $109.4 million at September 30, 2003 from $168.3 million one year ago and decreased 3 percent from $113.0 million at June 30, 2003. Classified loans were 1.2 percent of total loans at the end of the third quarter, compared to 2.1 percent one year ago and 1.3 percent at June 30, 2003.

“Webster follows a disciplined approach to portfolio management,” stated Webster chief financial officer, William J. Healy. “Our ability to identify and manage problem loans at an early stage has contributed significantly to the improvement in our asset quality.”

The allowance for loan losses totaled $117.7 million, or 1.29 percent of total loans at September 30, 2003, compared to $116.1 million, or 1.45 percent, a year ago and $119.2 million, or 1.37 percent, at June 30, 2003. The ratio of the allowance to nonperforming loans at September 30, 2003 increased to 284 percent, compared to 170 percent a year ago and 228 percent at June 30, 2003. The increase is due primarily to a 39 percent decline in nonperforming loans from a year ago.

Webster’s net loan charge-offs in the third quarter of 2003 were $11.5 million, compared to $4.9 million in the year-ago period. The annualized net charge-off ratio was 52 basis points in the 2003 third quarter, compared to 26 basis points in the year-ago period. The increase in net charge-offs is entirely attributable to a single commercial nonperforming loan.

The provision for loan losses totaled $10.0 million in the third quarter, compared to $5.0 million in both the year-ago period and the second quarter of 2003. The $5.0 million increase over each period is due primarily to the higher level of net charge-offs in the third quarter. For the first nine months of 2003, the provision for loan losses totaled $20.0 million while net loan charge-offs were $19.2 million.

Strategic Actions

Webster announced in July that its Board of Directors declared a regular cash dividend of $.21 per common share, the 64th consecutive dividend since Webster first paid a dividend in 1987, and authorized the repurchase of up to approximately 2.3 million shares. The 2.3 million shares authorized for stock repurchase represented 5 percent of the company’s 45.6 million shares of outstanding stock.

Webster Insurance also announced in July the acquisition of LJF Insurance Services, Inc., a full-service insurance agency with offices in Southport and Norwalk, Connecticut.

In September, Webster Bank filed an application with the Office of the Comptroller of the Currency to convert to a national bank charter. Webster Bank currently is a federal savings bank regulated by the Office of Thrift Supervision (OTS). As part of its conversion, Webster also is filing an application with the Federal Reserve System to become a financial holding company. Webster expects to complete the conversion in late 2003 or early 2004.

Webster announced in September that it had completed a $75 million capital trust preferred stock offering. The securities bear an interest rate of three-month LIBOR plus

2.95 percent, and will mature on September 17, 2033. The securities constitute new funding and further strengthen Webster’s existing capital.

On October 7, Webster announced a definitive agreement to acquire FIRSTFED AMERICA BANCORP, INC. (AMEX: FAB), headquartered in Swansea, Massachusetts and the holding company for First Federal Savings Bank of America. The agreement is a combination stock and cash transaction valued at approximately $465 million, or $24.50 per common share of FIRSTFED stock, payable 60 percent in Webster stock and 40 percent in cash. FIRSTFED reported $2.7 billion in assets and 26 branches at June 30, 2003. The combined bank would rank as the 46th largest in the United States, with $16 billion in assets, market capitalization of $2.2 billion and a 141-branch retail footprint in Connecticut, Massachusetts and Rhode Island.

Also in October, Webster opened a new branch in Norwalk, Connecticut, marking the fifth branch opening in its de novo branch expansion plan into Fairfield County since February 2002.

***

Webster Financial Corporation is the holding company for Webster Bank and Webster Insurance. With $14.6 billion in assets, Webster provides business and consumer banking, mortgage, insurance, trust and investment services through 110 banking offices, 220 ATMs, a Connecticut-based call center and the Internet. Webster Financial Corporation is majority owner of Chicago-based Duff & Phelps, LLC, a leader in financial advisory services. Webster Bank owns the asset-based lending firm, Whitehall Business Credit Corporation, the insurance premium finance company, Budget Installment Corp., Center Capital Corporation, an equipment finance company headquartered in Farmington, Connecticut and Webster Trust Company, N.A.

For more information about Webster, including past press releases and the latest Annual Report, visit the Webster website at www.websteronline.com.

Conference Call

A conference call covering today’s announcement will be held today, Wednesday, October 15, at 1:00 p.m. Eastern Daylight Time and may be heard through Webster’s investor relations website at www.wbst.com, or in listen-only mode by calling 1-800-901-5217 (Access Code: 62139638). The call will be archived on the website and available for future retrieval.

Statements in this press release regarding Webster Financial Corporation’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statement, see “Forward Looking Statements” in Webster’s Annual Report for 2002.

Selected Financial Highlights (unaudited)

	At or for the Three Months Ended September 30,		At or for the Nine Months Ended September 30,
(In thousands, except per share data)	2003	2002	2003	2002

Net income and performance ratios (annualized):

Net income	$41,315	$40,424	$121,862	$113,331
Net income per diluted common share	0.89	0.84	2.63	2.31
Return on average shareholders’ equity	15.54%	15.30%	15.25%	14.56%
Return on average assets	1.13	1.28	1.15	1.23

Net income and performance ratios before cumulative effect of change in accounting method (annualized):

Net income	$41,315	$40,424	$121,862	$113,331
Cumulative effect of change in accounting method (a)	-	-	-	7,280

Net income before cumulative effect of change in accounting method	41,315	40,424	121,862	120,611

Net income per diluted common share	0.89	0.84	2.63	2.46
Return on average shareholders’ equity	15.54%	15.30%	15.25%	15.50%
Return on average assets	1.13	1.28	1.15	1.31
Noninterest income as a percentage of total revenue	39.66	31.01	36.70	29.66
Efficiency ratio (b)	55.90	56.58	57.77	55.77

Cash income and performance ratios (annualized) (c):

Net income	$41,315	$40,424	$121,862	$113,331
Cumulative effect of change in accounting method (b)	-	-	-	7,280
Tax-effected intangible amortization	2,601	2,586	7,755	7,813

Cash income	43,916	43,010	129,617	128,424

Cash income per diluted common share	0.95	0.89	2.80	2.62
Cash return on average shareholders’ equity	16.52%	16.28%	16.22%	16.50%
Cash return on average assets	1.21	1.36	1.22	1.40

Asset Quality:

Allowance for loan losses	$117,707	$116,118	$117,707	$116,118
Nonperforming assets	46,063	72,202	46,063	72,202
Allowance for loan losses / total loans	1.29%	1.45%	1.29%	1.45%
Net charge-offs/ average loans (annualized)	0.52	0.26	0.30	0.19
Nonperforming loans / total loans	0.46	0.86	0.46	0.86
Nonperforming assets / total assets	0.32	0.54	0.32	0.54
Allowance for loan losses / nonperforming loans	283.61	169.52	283.61	169.52

Other ratios (annualized):

Shareholders’ equity / total assets	7.55%	7.84%	7.55%	7.84%
Interest-rate spread	2.88	3.45	3.07	3.46
Net interest margin	2.91	3.52	3.10	3.55

Share related:

Book value per common share	$24.22	$22.43	$24.22	$22.43
Tangible book value per common share	17.73	16.52	17.73	16.52
Common stock closing price	39.88	33.58	39.88	33.58
Dividends declared per common share	0.21	0.19	0.61	0.55

Common shares issued and outstanding	45,562	46,415	45,562	46,415
Basic shares (average)	45,444	47,303	45,450	48,240
Diluted shares (average)	46,313	48,121	46,249	49,091

Footnotes:

(a)	Cumulative effect of change in accounting method for 2002 is a SFAS No. 142 transitional goodwill impairment charge of $11.2 million, net of taxes, $7.3 million.
(b)	Noninterest expense as a percentage of net interest income plus noninterest income.
(c)	Net income excluding tax-effected intangible amortization and cumulative effect of change in accounting method.
(d)	For purposes of this computation, unrealized gains (losses) are excluded from the average balance for rate calculations.

Consolidated Statements of Condition (unaudited)

	September 30,	June 30,	September 30,
(Dollars in thousands)	2003	2003	2002

Assets:
Cash and due from depository institutions	$214,566	$254,645	$212,606
Short-term investments	26,196	20,671	30,542

Securities:
Trading, at fair value	56	3,893	1,104
Available for sale, at fair value	4,284,134	4,395,400	4,106,734

Total securities	4,284,190	4,399,293	4,107,838

Loans held for sale	278,402	321,055	315,585

Loans:
Residential mortgages	3,758,106	3,541,922	3,538,632
Commercial	2,018,279	2,010,109	1,884,215
Commercial real estate	1,187,065	1,144,429	1,005,296
Consumer	2,131,878	2,013,486	1,562,849

Total loans	9,095,328	8,709,946	7,990,992
Allowance for loan losses	(117,707)	(119,239)	(116,118)

Loans, net	8,977,621	8,590,707	7,874,874

Accrued interest receivable	53,091	54,034	58,480
Premises and equipment, net	85,521	85,062	82,667
Goodwill and intangible assets	315,556	316,989	297,054
Cash surrender value of life insurance	178,474	176,324	169,803
Prepaid expenses and other assets	195,166	233,792	124,124

Total assets	$14,608,783	$14,452,572	$13,273,573

Liabilities and Shareholders’ Equity:
Deposits:
Demand deposits	$1,017,870	$1,035,389	$911,283
NOW accounts	1,010,071	1,064,336	863,625
Money market accounts	2,301,148	2,249,805	1,871,007
Savings accounts	1,113,085	1,115,976	987,470
Certificates of deposit	2,590,513	2,555,442	2,637,066

Total retail deposits	8,032,687	8,020,948	7,270,451
Treasury deposits	100,884	64,754	82,972

Total deposits	8,133,571	8,085,702	7,353,423

Federal Home Loan Bank advances	2,149,762	2,185,830	2,362,298
Federal funds purchased and securities sold under agreements to repurchase	2,531,875	2,480,666	2,165,665
Other long-term debt	511,255	326,000	126,000
Accrued expenses and other liabilities	169,301	155,233	82,679

Total liabilities	13,495,764	13,233,431	12,090,065

Corporation-obligated mandatorily redeemable capital securities of subsidiary trusts	-	110,255	132,650

Preferred stock of subsidiary corporation	9,577	9,577	9,577

Shareholders’ equity	1,103,442	1,099,309	1,041,281

Total liabilities and shareholders’ equity	$14,608,783	$14,452,572	$13,273,573

See Selected Financial Highlights for footnotes.

Consolidated Statements of Income (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share data)	2003	2002	2003	2002

Interest income:
Loans and loans held for sale	$119,646	$118,492	$356,313	$344,014
Securities and short-term investments	42,050	55,507	139,567	174,445

Total interest income	161,696	173,999	495,880	518,459

Interest expense:
Deposits	26,824	36,169	84,992	112,787
Borrowings	36,717	35,240	107,438	104,034

Total interest expense	63,541	71,409	192,430	216,821

Net interest income	98,155	102,590	303,450	301,638
Provision for loan losses	10,000	5,000	20,000	13,000

Net interest income after provision for loan losses	88,155	97,590	283,450	288,638

Noninterest income:
Deposit service fees	17,868	15,797	52,287	44,527
Insurance revenue	9,954	6,386	30,898	20,198
Loan and loan servicing fees	7,755	4,346	18,383	12,442
Financial advisory services	4,833	5,997	15,493	14,313
Wealth and investment advisors	4,826	3,770	13,925	12,225
Gain on sale of loans and loan servicing, net	9,829	1,839	16,666	3,471
Increase in cash surrender value of life insurance	2,150	2,310	6,408	6,779
Other	2,737	750	6,021	3,807

Total fee revenue	59,952	41,195	160,081	117,762
Gain on sale of securities, net	4,560	4,912	15,859	9,443

Total noninterest income	64,512	46,107	175,940	127,205

Noninterest expenses:
Compensation and benefits	51,592	43,303	152,659	124,699
Occupancy	7,457	6,665	23,228	19,162
Furniture and equipment	8,255	7,559	23,351	20,939
Intangible amortization	4,001	3,978	11,931	12,020
Marketing	2,729	2,622	9,450	7,484
Professional services	2,582	2,754	8,054	7,901
Capital securities and preferred stock dividend	216	3,449	6,312	11,034
Other	14,091	13,799	41,943	35,932

Total noninterest expenses	90,923	84,129	276,928	239,171

Income before income taxes and cumulative effect of change in accounting method	61,744	59,568	182,462	176,672
Income taxes	20,429	19,144	60,600	56,061

Income before cumulative effect of change in accounting method	41,315	40,424	121,862	120,611
Cumulative effect of change in accounting method, net of taxes (a)	-	-	-	(7,280)

Net income	$41,315	$40,424	$121,862	$113,331

Net income per common share before cumulative effect of change in accounting method:
Basic	$0.91	$0.85	$2.68	$2.50
Diluted	0.89	0.84	2.63	2.46

Net income per common share:
Basic	$0.91	$0.85	$2.68	$2.35
Diluted	0.89	0.84	2.63	2.31

See Selected Financial Highlights for footnotes.

Consolidated Statements of Income (unaudited)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands, except per share data)	2003	2003	2003	2002	2002

Interest income:
Loans and loans held for sale	$119,646	$118,965	$117,702	$120,386	$118,492
Securities and short-term investments	42,050	45,772	51,745	53,189	55,507

Total interest income	161,696	164,737	169,447	173,575	173,999

Interest expense:
Deposits	26,824	28,750	29,418	33,375	36,169
Borrowings	36,717	35,368	35,353	36,110	35,240

Total interest expense	63,541	64,118	64,771	69,485	71,409

Net interest income	98,155	100,619	104,676	104,090	102,590
Provision for loan losses	10,000	5,000	5,000	16,000	5,000

Net interest income after provision for loan losses	88,155	95,619	99,676	88,090	97,590

Noninterest income:
Deposit service fees	17,868	17,529	16,890	17,083	15,797
Insurance revenue	9,954	9,980	10,964	6,875	6,386
Loan and loan servicing fees	7,755	4,723	5,905	6,089	4,346
Financial advisory services	4,833	5,229	5,431	4,964	5,997
Wealth and investment advisors	4,826	4,521	4,578	3,693	3,770
Gain on sale of loans and loan servicing, net	9,829	4,066	2,771	2,337	1,839
Increase in cash surrender value of life insurance	2,150	2,143	2,115	2,263	2,310
Other	2,737	1,423	1,861	1,129	750

Total fee revenue	59,952	49,614	50,515	44,433	41,195
Gain on sale of securities, net	4,560	8,666	2,633	13,934	4,912

Total noninterest income	64,512	58,280	53,148	58,367	46,107

Noninterest expenses:
Compensation and benefits	51,592	50,506	50,561	46,343	43,303
Occupancy	7,457	7,672	8,099	7,444	6,665
Furniture and equipment	8,255	7,575	7,521	8,228	7,559
Intangible amortization	4,001	3,968	3,962	3,997	3,978
Marketing	2,729	3,236	3,485	3,038	2,622
Professional services	2,582	2,994	2,478	3,503	2,754
Capital securities and preferred stock dividend	216	2,958	3,138	3,355	3,449
Other	14,091	14,290	13,562	13,244	13,799

Total noninterest expenses	90,923	93,199	92,806	89,152	84,129

Income before income taxes and cumulative effect of change in accounting method	61,744	60,700	60,018	57,305	59,568
Income taxes	20,429	20,090	20,081	17,904	19,144

Income before cumulative effect of change in accounting method	41,315	40,610	39,937	39,401	40,424
Cumulative effect of change in accounting method, net of taxes (a)	-	-	-	-	-

Net income	$41,315	$40,610	$39,937	$39,401	$40,424

Net income per common share before cumulative effect of change in accounting method:
Basic	$0.91	$0.89	$0.88	$0.86	$0.85
Diluted	0.89	0.88	0.86	0.85	0.84

Net income per common share:
Basic	$0.91	$0.89	$0.88	$0.86	$0.85
Diluted	0.89	0.88	0.86	0.85	0.84

See Selected Financial Highlights for footnotes.

Retail and Wholesale Interest-Rate Spreads (unaudited)

Three Months Ended,	September	June	March	December	September
	2003	2003	2003	2002	2002

Interest-rate spread
Total interest-earning assets	4.75%	5.06%	5.35%	5.61%	5.93%
Total interest-bearing liabilities	1.87	2.00	2.09	2.26	2.48

Interest-rate spread	2.88%	3.06%	3.26%	3.35%	3.45%
Net interest margin	2.91	3.10	3.30	3.39	3.52

Retail interest-rate spread
Yield on loans and loans held for sale	5.09%	5.30%	5.52%	5.71%	6.01%
Cost of deposits	1.32	1.46	1.57	1.77	1.96

Spread	3.77%	3.84%	3.95%	3.94%	4.05%

Wholesale interest-rate spread
Yield on securities and short-term investments	4.04%	4.52%	5.02%	5.40%	5.77%
Cost of borrowings	2.70	2.88	2.90	3.07	3.40

Spread	1.34%	1.64%	2.12%	2.33%	2.37%

Consolidated Average Statements of Condition (unaudited)

Three Months Ended September 30,	2003			2002

(Dollars in thousands)	Average balance	Interest	Fully tax- equivalent yield/rate	Average balance	Interest	Fully tax- equivalent yield/rate

Assets:
Interest-earning assets:
Loans	$8,953,970	$114,792	5.09%	$7,636,246	$115,846	6.01%
Loans held for sale	385,059	4,854	5.04	190,867	2,646	5.55
Securities	4,201,679	42,408	4.04 (d)	3,946,460	55,758	5.79 (d)
Short-term investments	18,593	56	1.18	14,712	49	1.30

Total interest-earning assets	13,559,301	162,110	4.75	11,788,285	174,299	5.93

Noninterest-earning assets	1,017,648			857,424

Total assets	$14,576,949			$12,645,709

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Demand deposits	$1,042,556	$-	-%	$923,065	$-	-%
Savings, NOW and money market deposits	4,393,262	9,851	0.89	3,617,743	13,190	1.45
Time deposits	2,642,488	16,973	2.55	2,769,955	22,979	3.29

Total interest-bearing deposits	8,078,306	26,824	1.32	7,310,763	36,169	1.96
Federal Home Loan Bank advances	2,319,927	22,127	3.73	2,312,409	25,348	4.29
Fed funds and repurchase agreements	2,576,065	7,486	1.14	1,619,238	7,102	1.72
Other long-term debt	447,643	7,104	6.35	126,000	2,790	8.86

Total borrowings	5,343,635	36,717	2.70	4,057,647	35,240	3.40

Total interest-bearing liabilities	13,421,941	63,541	1.87	11,368,410	71,409	2.48
Noninterest-bearing liabilities	81,836			76,724

Total liabilities	13,503,777			11,445,134

Capital securities and preferred stock of subsidiary corporation	9,577			144,041

Shareholders’ equity	1,063,595			1,056,534

Total liabilities and shareholders’ equity	$14,576,949			$12,645,709

		98,569			102,890
Less: tax-equivalent adjustment		(414)			(300)

Net interest income		$98,155			$102,590

Interest-rate spread			2.88%			3.45%

Net interest margin			2.91%			3.52%

See Selected Financial Highlights for footnotes.

Consolidated Average Statements of Condition (unaudited)

Nine Months Ended September 30,	2003			2002

(Dollars in thousands)	Average balance	Interest	Fully tax- equivalent yield/rate	Average balance	Interest	Fully tax- equivalent yield/rate

Assets:
Interest-earning assets:
Loans	$8,608,235	$342,793	5.29%	$7,254,589	$338,927	6.20%
Loans held for sale	342,533	13,520	5.26	123,397	5,087	5.50
Securities	4,185,538	140,521	4.54 (d)	4,024,696	175,048	5.89 (d)
Short-term investments	23,161	174	0.99	22,031	298	1.78

Total interest-earning assets	13,159,467	497,008	5.05	11,424,713	519,360	6.08

Noninterest-earning assets	967,783			849,422

Total assets	$14,127,250			$12,274,135

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Demand deposits	$994,803	$-	-%	$880,540	$-	-%
Savings, NOW and money market deposits	4,218,937	32,403	1.03	3,458,844	36,725	1.42
Time deposits	2,651,806	52,589	2.65	2,846,438	76,062	3.57

Total interest-bearing deposits	7,865,546	84,992	1.44	7,185,822	112,787	2.10
Federal Home Loan Bank advances	2,428,287	69,204	3.76	2,324,385	77,626	4.40
Fed funds and repurchase agreements	2,245,481	20,521	1.21	1,368,187	18,038	1.74
Other long-term debt	357,469	17,713	6.61	126,000	8,370	8.86

Total borrowings	5,031,237	107,438	2.82	3,818,572	104,034	3.60

Total interest-bearing liabilities	12,896,783	192,430	1.98	11,004,394	216,821	2.62
Noninterest-bearing liabilities	77,393			78,913

Total liabilities	12,974,176			11,083,307

Capital securities and preferred stock of subsidiary corporation	87,517			153,132

Shareholders’ equity	1,065,557			1,037,696

Total liabilities and shareholders’ equity	$14,127,250			$12,274,135

		304,578			302,539
Less: tax-equivalent adjustment		(1,128)			(901)

Net interest income		$303,450			$301,638

Interest-rate spread			3.07%			3.46%

Net interest margin			3.10%			3.55%

See Selected Financial Highlights for footnotes.

Asset Quality (unaudited)

	At or for the Three Months Ended,

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(Dollars in thousands)	2003	2003	2003	2002	2002

Nonperforming Assets

Nonperforming loans:
Commercial:
Commercial	$17,024	$27,881	$27,784	$16,001	$19,000
Specialized industry	6,493	3,399	3,399	3,399	27,231
Equipment financing	8,241	8,722	8,960	6,586	5,559

Total commercial	31,758	40,002	40,143	25,986	51,790

Commercial real estate	1,940	4,920	6,910	9,109	10,124
Residential	7,087	6,596	5,712	7,263	5,521
Consumer	718	767	1,510	894	1,062

Total nonperforming loans	41,503	52,285	54,275	43,252	68,497

Loans held for sale	-	-	3,444	3,706	-

Other real estate owned and repossessed assets:
Commercial	4,019	4,224	3,967	2,568	3,007
Residential	541	520	234	477	686
Consumer	-	9	1	32	12

Total other real estate owned and repossessed assets	4,560	4,753	4,202	3,077	3,705

Total nonperforming assets	$46,063	$57,038	$61,921	$50,035	$72,202

Summary of Classified Loans

Substandard:
Accruing	$69,216	$62,064	$74,398	$70,245	$102,436
Nonaccruing	36,365	44,313	45,005	38,994	62,170

Total substandard	105,581	106,377	119,403	109,239	164,606

Doubtful:
Accruing	-	-	-	-	3
Nonaccruing	3,792	6,617	7,279	3,743	3,724

Total doubtful	3,792	6,617	7,279	3,743	3,727

Loss	-	-	-	-	-

Total classified loans	$109,373	$112,994	$126,682	$112,982	$168,333

Classified as a percent of loans	1.2%	1.3%	1.5%	1.4%	2.1%

Allowance for Loan Losses (unaudited)

	At or for the Three Months Ended,

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(Dollars in thousands)	2003	2003	2003	2002	2002

Allowance for Loan Losses

Beginning balance	$119,239	$118,596	$116,804	$116,118	$99,698

Allowance for purchased loans	-	-	146	-	16,338
Provision	10,000	5,000	5,000	16,000	5,000
Write-down of loans transferred to held for sale	-	-	-	(12,432)	-

Charge-offs:
Residential	39	160	78	84	249

Commercial:
Specialized industry	3,870	327	-	2,569	1,892
All other commercial	9,361	4,232	3,601	1,031	3,029

Total commercial	13,231	4,559	3,601	3,600	4,921

Commercial real estate	-	-	-	-	-
Consumer	122	153	195	220	246

Total charge-offs	13,392	4,872	3,874	3,904	5,416
Recoveries	(1,860)	(515)	(520)	(1,022)	(498)

Net loan charge-offs	11,532	4,357	3,354	2,882	4,918

Ending balance	$117,707	$119,239	$118,596	$116,804	$116,118

Asset Quality Ratios:

Allowance for loan losses / total loans	1.29%	1.37%	1.39%	1.48%	1.45%
Net charge-offs/ average loans (annualized)	0.52	0.20	0.16	0.14	0.26
Nonperforming loans / total loans	0.46	0.60	0.64	0.55	0.86
Nonperforming assets / total assets	0.32	0.39	0.43	0.37	0.54
Allowance for loan losses / nonperforming loans	283.61	228.06	218.51	270.05	169.52